Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-199430 of our report dated May 19, 2015, relating to the financial statements and financial statement schedule of VeriSilicon Holdings Co., Ltd., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

May 19, 2015